Exhibit 99.1

Trinity Learning Corporation to Acquire TouchVision, Inc.

Acquisition will provide entry into U.S. healthcare markets for technology-enabled information and learning systems

BERKELEY, CALIFORNIA, July 14, 2003. Trinity Learning Corporation ("Trinity Learning"), a publicly-held Utah Corporation (OTC: "TLCP") announced today that it has entered into a definitive agreement to acquire TouchVision, Inc. ("TouchVision"), a California-based provider of technology-enabled information and learning systems to healthcare providers, financial services companies and other industry segments. TouchVision specializes in software systems that provide end-users easy access to information and educational content through a variety of interactive devices such as touch-screens, kiosks, computers, PDAs, and other digital communication devices.

Trinity Learning will acquire all of the outstanding shares of TouchVision
through issuance of shares of Trinity stock.   No other transaction details
were announced. Closing is subject to certain conditions, contingencies, consents and approvals, and there can be no assurance that the transaction will be consummated.

Gregory Roche, Chief Executive Officer of TouchVision, said, "We are excited to become a part of Trinity Learning Corporation. We believe there is a large and growing market in the United States and around the world for products and services that make information and content easily accessible. Over the past eight years we have demonstrated our ability to deliver solutions to leading companies in healthcare, financial services, education, and retail, as well as other customers with the need to provide easy access to vital, real time information and services. Through our VisMed brand, we deliver solutions that are tailored to the unique needs of the healthcare sector. We believe that there are similar opportunities for offerings that focus on other vertical sectors. We are confident that as part of Trinity Learning we will be able to expand our market penetration to new industries and geographic markets."

Douglas Cole, Chief Executive Officer of Trinity Learning Corporation, stated, "The acquisition of TouchVision will expand our technological capabilities for linking end-users to the information and educational content they require through a variety of digital interactive devices.
This furthers our vision of Trinity as a key participant in reducing barriers to learning on a global basis. With TouchVision, we have the ability to introduce new products and services in markets and segments that we already serve, and the ability to cross-market our existing services to new industries such as healthcare. This demonstrates our strategy to acquire innovative companies around the world that will enable us to serve multiple organization levels of major corporate customers in a growing number of global industries."

About Trinity Learning Corporation

Trinity Learning Corporation is a publicly-held Utah corporation specializing in technology-enabled learning, training, education, and certification services to major customers in multiple global industries.

We are seeking to achieve market entry and increased penetration in geographic markets worldwide through multiple acquisitions and consolidation of operating companies with established customer bases, acquisition of operating companies with proprietary platforms and learning systems, licensing of software and other technologies, internal business development, and the expansion of sales offices and other sales representation around the world. In October 2002, we completed the acquisition of various entities of Competency Based Learning, Inc. in Australia and in the United States, which we now operate as a wholly-owned subsidiary, CBL Global Corp. Our former name was Habersham Energy Company, originally incorporated as U.S. Mineral & Royalty Corp. as an Oklahoma corporation in 1975. We did not have any business activity since 1995 prior to adopting our present strategy.

FORWARD LOOKING STATEMENTS   DISCLAIMER   RISKS

Closing of the above-described acquisition is subject to certain conditions, contingencies, and approvals and there is no assurance that the transaction will be consummated. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation. and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-QSB